SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2020

CARDIFF LEXINGTON CORPORATION

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

___________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7. REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

Reverse Stock Split:

On May 4, 2020, the Board of Directors of Cardiff Lexington Corporation, a Florida corporation (the “Corporation”) upon filing Articles of Domestication with the state of Florida on May 4, 2020 the Board authorized and approved a reverse stock split of one for ten thousand (1:10.000) of the Corporation's total issued and outstanding shares of common stock (the “Stock Split”). The Board of Directors considered further factors regarding approval of the Stock Split including, but not limited to: (i) current trading price of the Corporation’s shares of common stock on the OTC Market and potential to increase the marketability and liquidity of the Corporation’s common stock; (ii) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (iii) desire to meet future requirements of per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other exchanges; and (iv) posturing the Corporation and its structure in favorable position in order to effectively negotiate with potential acquisition candidates. The ticker symbol shall have a “D” placed on our symbol (CDIXD) for twenty business days from the effective date of May 4, 2020, of the Stock Split. After twenty business days has passed, the Corporation's trading symbol will revert back to "CDIX".

The Stock Split was effectuated on April 30, 2020 upon filing the appropriate documentation with FINRA. The Stock Split decreased the Corporation's total issued and outstanding shares of common stock from 1,571,586,971 to 157,158 shares of common stock. The common stock remained at $0.001 par value.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff Lexington Corporation

By:	/s/ Daniel Thompson
Daniel Thompson
Title:	Chairman

Dated: May 4, 2020

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